Exhibit 99.3

Acquired Properties

Combined Statement of Revenue and Direct Operating Expenses

For the Nine Months Ended September 30, 2024 and 2023

Table of Contents

Page

Independent Auditor’s Review Report

Financial Statements

Combined Statement of Revenues and Direct Operating Expenses	3

Notes to Combined Statement of Revenues and Direct Operating Expenses	4

[Plante & Moran, PLLC Letterhead]

Independent Auditor’s Review Report

To the Members and Partners

Bayswater Resources, LLC

Bayswater Fund III-A, LLC

Bayswater Fund III-B, LLC

Bayswater Fund IV-A, LP

Bayswater Fund IV-B, LP

Bayswater Fund IV-Annex, LP

Results of Review of Interim Financial Information

We have reviewed the combined statement of revenues and direct operating expenses (the “combined financial statement”) of certain oil and natural gas properties of Bayswater Resources, LLC; Bayswater Fund III-A, LLC; Bayswater Fund III-B, LLC; Bayswater Fund IV-A, LP; Bayswater Fund IV-B, LP; and Bayswater Fund IV-Annex, LP (collectively, Bayswater) for the nine-month periods ended September 30, 2024 and 2023 and the related notes to the combined financial statement.

Based on our review, we are not aware of any material modifications that should be made to the accompanying combined financial statement for it to be in accordance with accounting principles generally accepted in the United States of America.

Basis for Review Results

We conducted our review in accordance with auditing standards generally accepted in the United States of America (GAAS) applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. A review of interim financial information is substantially less in scope than an audit conducted in accordance with GAAS, the objective of which is an expression of an opinion regarding the financial information as a whole, and accordingly, we do not express such an opinion. We are required to be independent of Bayswater and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our review. We believe that the results of the review procedures provide a reasonable basis for our conclusion.

Emphasis of Matter

As described in Note 1 to the combined financial statement, the combined statement of revenues and direct operating expenses was prepared for the purpose of presenting solely the revenues and direct operating expenses derived from certain oil and natural gas interests owned by Bayswater and is not intended to be a complete presentation of Bayswater’s assets, liabilities, revenues, or expenses. Our conclusion is not modified with respect to this matter.

Responsibilities of Management for the Interim Financial Information

Management is responsible for the preparation and fair presentation of the combined financial statement in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of interim financial information that is free from material misstatement, whether due to fraud or error.

/s/ Plante & Moran, PLLC

February 6, 2025

Acquired Properties

Combined Statement of Revenues and Direct Operating Expenses

For the Nine Months Ended September 30, 2024 and 2023 (unaudited)

	September 30, 2024	September 30, 2023
Revenues
Oil sales, net of deductions	$314,152,566	$302,315,403
Natural gas and liquids sales, net of deductions	37,663,182	39,259,280
Total revenues	351,815,748	341,574,683

Direct operating expenses
Lease operating expenses	24,771,399	29,430,702
Production and property taxes	26,215,597	25,465,620
Oil gathering expenses	8,091,304	5,810,063
Lease operating expenses, related party	2,462,068	1,957,403
Workover expenses	1,756,092	1,517,490
Total direct operating expenses	63,296,460	64,181,278

Revenues in excess of direct operating expenses	$288,519,288	$277,393,405

See accompanying notes to the Combined Statement of Revenues and Direct Operating Expenses

Acquired Properties

Notes to the Combined Statement of Revenues and Direct Operating Expenses

Note 1 – Basis of Presentation

Under the terms of a contemplated Purchase and Sale Agreement between the Sellers (as defined below) and Prairie Operating Co. (“Prairie”) (the “Agreement”), Prairie would acquire certain oil and natural gas properties owned by Bayswater Resources, LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, and Bayswater Fund IV-Annex, LP (collectively the “Sellers”) which include properties operated by an affiliated entity of the Sellers (together with the Sellers, “Bayswater”), non-operated properties, related proved reserves, and associated well equipment and infrastructure in Weld County, Colorado (the “Acquired Properties”).

The Bayswater entities are under common-control and thus the collective results of the Sellers, inclusive of the incremental working interests described above, have been combined in the accompanying Combined Statement of Revenues and Direct Operating Expenses. Upon combination, all intercompany accounts and transactions are eliminated.

The accompanying Combined Statement of Revenue and Direct Operating Expenses’ purpose is to present activity solely related to the revenues and direct operating expenses of the oil and natural gas interests of the Acquired Properties. It is not intended to be a complete presentation of the results of operations of the Bayswater Properties and may not be representative of future operations as it does not include general and administrative expenses, interest income or expense, depreciation, depletion and amortization, income taxes or other income and expense items not directly associated with revenues from oil and gas.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Combined Statement of Revenue and Direct Operating Expenses in conformity with GAAP required Bayswater’s management to make various assumptions, judgements and estimates to determine the reported amounts of revenues and direct operating expenses of the Acquired Properties for the periods reported. These estimates and assumptions are based on Bayswater’s best estimates and judgements. Changes in these assumptions, judgements and estimates will occur due to the passage of time and occurrence of future events. Accordingly, actual results could differ materially from amounts previously established.

Acquired Properties

Notes to the Combined Statement of Revenues and Direct Operating Expenses

Note 2 – Summary of Significant Accounting Policies (continued)

Revenue Recognition

Oil and natural gas revenues from production on the Acquired Properties in which Bayswater shares an economic interest with other owners are recognized on the basis of Bayswater’s pro-rata interest and are recognized in the month production is delivered to the purchaser, at which point Bayswater’s performance obligations under its commodity sales contracts are satisfied and control of the commodity is transferred to the purchaser. For commodity sales contracts related to production from oil and gas properties operated by Bayswater, fees included in the contract that are incurred prior to control transfer are classified as oil gathering expenses on the Combined Statement of Revenues and Direct Operating Expenses and fees incurred after control transfers are included as a reduction to the transaction price and are netted within oil and gas sales on the Combined Statement of Revenues and Direct Operating Expenses. For commodity sales contracts related to production from non-operated oil and gas properties, all fees are included as a reduction to the transaction price and are netted within oil and gas sales on the Combined Statement of Revenues and Direct Operating Expenses. Provided that reasonable estimates can be made, revenue and receivables are accrued to recognize delivery of product to the purchaser in the month the performance obligation is satisfied. Differences between estimates and actual volumes and prices, if any, are adjusted upon final settlement.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and include amounts required to operate the wells to produce, gather, transport, process and treat oil and natural gas. Direct operating expenses also include production and property taxes and expenses with support personnel, support services, equipment and facilities related to oil and natural gas production.

Concentrations of Credit Risk

There were no joint interest operators that accounted for 10% or more of the Acquired Properties’ total revenue in any of the periods presented. The following table presents purchasers that accounted for 10% or more of the Acquired Properties’ total revenue in at least one of the periods presented:

	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Purchaser
A	53%	39%

Acquired Properties

Notes to the Combined Statement of Revenues and Direct Operating Expenses

Note 3 – Related Party Transactions

The majority of the Acquired Properties are operated by an entity under common-control with the Sellers (the “Operator”). For these properties, the Operator assesses certain overhead charges to, among other things, operate producing oil and gas wells and to drill and complete new oil and gas wells. The amount and frequency of these charges are based on industry-standard agreements used between third party joint-owners of oil and gas properties. During the nine-months ended September 30, 2024 and 2023, the Operator billed $2,462,068 and $1,957,403, respectively, in producing overhead fees to the Acquired Properties. The producing overhead is presented in lease operating expenses, related party on the Combined Statement of Revenues and Direct Operating Expenses.

Note 4 – Commitments and Contingencies

The activities of the Acquired Properties are subject to potential claims and litigation in the normal course of operations. Pursuant to the terms of the Agreement between Bayswater and Prairie, certain liabilities arising in connection with ownership of the Acquired Properties prior to the effective date are to be retained by Bayswater.

Management is not aware of any pending or threatened legal, environmental remediation or other commitments or contingencies that would have a material effect on the Acquired Properties, other than customary plugging and abandonment obligations associated with the Acquired Properties.

Gas Processing Agreement

The Acquired Properties are subject to a Natural Gas Gathering and Processing Agreement (the “Gas Agreement”) with a gas processing company (the “Gas Processing Company”), under which all natural gas produced from certain Weld County leases within certain drill spacing units under the Acquired Properties will be gathered and purchased by the Gas Processing Company. The Gas Agreement provides for payments based on volumes gathered and processed, as well as a guaranteed monthly payment of $98,778 intended to reimburse costs incurred by the Gas Processing Company in order to connect the gathering facility to the covered leases and drill spacing units. Per the Gas Agreement, guaranteed monthly payments commenced on the date of initial deliveries of natural gas, which was October 2019, and continue over 120 months.

Additionally, the Gas Agreement, as amended, allocates a portion of the Gas Processing Company’s firm commitments to transport natural gas liquids processed by the Gas Processing Company to the Acquired Properties beginning in July 2022 and continuing through October 2029. The commitments cover 3.6 million barrels of natural gas liquids over this period and, beginning in January 2023, are subject to monthly shortfall fees of $4.83 per barrel for any under-delivered volumes, subject to annual consumer price index-based escalations. As of September 30, 2024, the remaining commitments cover 1.6 million barrels of natural gas liquids. No shortfall payments have been required to date and none are expected to be made based on estimated NGL production forecasts.

Acquired Properties

Notes to the Combined Statement of Revenues and Direct Operating Expenses

Note 4 – Commitments and Contingencies (continued)

Gas Processing Agreement (continued)

The estimated future commitment for the Acquired Properties under the Gas Agreement as of September 30, 2024 is presented in the table below:

	Guaranteed Monthly Payment	Maximum Shortfall Fee	Maximum Commitment
2024	$231,879	$64,994	$296,873
2025	927,516	1,970,676	2,898,192
2026	927,516	1,608,528	2,536,044
2027	927,516	1,282,456	2,209,972
2028	927,516	895,490	1,823,006
Thereafter	695,637	278,045	973,682
Total	$4,637,580	$6,100,189	$10,737,769

Oil Purchase Agreement

The Acquired Properties are also subject to a Crude Oil Purchase and Sale Agreement (the “Oil Agreement”) with an oil pipeline company (the “Oil Pipeline Company”), under which all oil produced from certain Weld County leases within certain drill spacing units under the Acquired Properties will be gathered and purchased by the Oil Pipeline Company. Additionally, the Oil Agreement, as amended in 2023, requires a minimum volume of 15.85 million barrels of oil from the Acquired Properties to be delivered each year beginning in 2023 and continuing through 2026. As of September 30, 2024, 8.2 million barrels of oil remained to be delivered. All oil delivered to the Oil Pipeline Company from the Acquired Properties under the Oil Agreement will be subject to a gathering fee of $1.68 - $1.91 per barrel, and under-delivered volumes will incur a fee of $1.73 - $1.91. There were no under-delivered volumes during the nine-month period ended September 30, 2023. During the nine-month period ended September 30, 2024, the Acquired Properties incurred under-delivered volume fees totaling $818,594, which is included in lease operating expenses on the Combined Statement of Revenue and Direct Operating Expenses.

The estimated future commitment for the Acquired Properties under the Oil Agreement as of September 30, 2024 is presented in the table below:

Total Oil Gathering Fee Exposure

2024	$1,127,941
2025	6,844,495
2026	5,795,084
Total	$13,767,520

Note 5 – Excluded Expenses

Indirect general and administrative expenses, interest expense, income taxes, depreciation, depletion, amortization, impairment, and other indirect expenses have not been allocated to the Acquired Properties by Bayswater and as such, have been excluded from the accompanying Combined Statement of Revenue and Direct Operating Expenses.

Note 6 – Subsequent Events

Subsequent events have been evaluated through February 6, 2025, the date the accompanying Combined Statement of Revenues and Direct Operating Expenses was available to be issued. There were no material subsequent events that require recognition or additional disclosure in the accompanying Combined Statement of Revenue and Direct Operating Expenses.

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